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                                                                Exhibit 2



                                               EXHIBIT A TO INVESTMENT AGREEMENT




                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      ATLANTIC GULF COMMUNITIES CORPORATION


Atlantic Gulf Communities Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the corporation is Atlantic Gulf Communities Corporation. Atlantic Gulf Communities Corporation was originally incorporated under the name "Chemical Research Corporation". The original Certificate of Incorporation of Chemical Research Corporation was filed with the Secretary of State of the State of Delaware on January 13, 1928. Atlantic Gulf Communities Corporation was subsequently named General Development Corporation. General Development Corporation filed a voluntary petition for relief from creditors under Chapter 11 of the Bankruptcy Code on April 6, 1990, in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court"). On ________, 1991, the Certificate of Incorporation of the corporation was amended pursuant to Section 7.2(b) of the Second Amended Joint Plan of Reorganization of General Development Corporation dated October 9, 1991, and confirmed by Order of the Bankruptcy Court on [Confirmation Date] (the "Reorganization Plan").

                  2. This Amended and Restated Certificate of Incorporation was adopted by the stockholders of the corporation on _________, 1997 and restates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented.

                  3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                  FIRST: The name of the corporation (hereinafter called the "Corporation") is ATLANTIC GULF COMMUNITIES CORPORATION.

                  SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.


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                  THIRD:  The purpose of the Corporation is to engage in
any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: (a) The total number of shares of stock that the Corporation shall have authority to issue is fifty-one million and twenty-five thousand (51,000,025), of which fifty million (50,000,000) shall be common stock of one class, par value of ten cents ($0.10) per share ("Common Stock"), amounting in the aggregate to par value five million dollars ($5,000,000), and one million and twenty-five thousand (1,025,000) shall be preferred stock, par value $.01 per share ("Preferred Stock"), amounting in the aggregate to par value of ten thousand two hundred and fifty dollars ($10,250).

                  (b) Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). Except as otherwise provided by law, the voting rights of the Corporation's capital stock shall be as set forth in this Amended and Restated Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                  (c) The Board of Directors of the Corporation is authorized to effect the elimination of shares of its Common Stock purchased or otherwise reacquired by the Corporation from the authorized capital stock of the number of shares of the Corporation in the manner provided for in the General Corporation Law of the State of Delaware.

                  (d) No holder of Common Stock shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of the Corporation of any class, whether now or hereafter authorized.

                  (e) The powers, preferences and rights of the 20% Cumulative Redeemable Convertible Preferred Stock, Series A of the Corporation shall be set forth in Annex A to this Amended

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and Restated Certificate of Incorporation (which is incorporated herein as though set forth in full in this place).

                  (f) The powers, preferences and rights of 20% Cumulative Redeemable Convertible Preferred Stock, Series B of the Corporation shall be set forth in Annex B to this Amended and Restated Certificate of Incorporation (which is incorporated herein as though set forth in full in this place).

                  FIFTH: The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. The number of directors shall be determined as provided in the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to later amend or repeal the By-laws of the Corporation.

                  SIXTH: No action shall be taken by the stockholders of the Corporation except at an annual meeting or at a special meeting of stockholders of the Corporation; provided, however, that at any time after the first meeting of the stockholders held in accordance with the By-laws of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which the holders of all shares entitled to be voted thereon were present and voted; prompt notice of the taking of action without a meeting by less than unanimous consent shall be given to the stockholders who have not consented in writing.

                  SEVENTH: At any time after the first annual meeting of stockholders held in accordance with the By-laws of the Corporation, the holders of 35 percent of the issued and outstanding shares of capital stock may request that a special meeting be called in accordance with the procedures set forth in the By-laws.

                  EIGHTH: No director may be removed from office except for cause and only by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote.

                  NINTH: The Corporation may indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended.


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                  TENTH: The provisions set forth in this Article Tenth and in
Articles Fifth, Sixth, Eighth, Ninth, Eleventh, and Twelfth of this Amended and Restated Certificate of Incorporation may not be amended, altered, repealed or rescinded in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than three-fifths of the outstanding stock.

                  ELEVENTH: The Board of Directors shall have the power to adopt, amend, alter, or repeal the By-Laws of the Corporation as provided in such By-Laws. The stockholders shall also have the power to adopt, amend, alter or repeal the By-Laws of the Corporation; provided, however, that, notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, unless amended, altered or repealed by the Board of Directors as provided in the By-Laws, Sections 2.1, 2.2(a) and 2.2(c) of Article II, Sections 3.1, 3.2, 3.3, 3.4, 3.8 and 3.9 of
Article III, Section 4.1 of Article IV, Article VII, Article VIII, and Section
10.1 of Article X of the By-Laws may not be amended, altered, repealed or rescinded in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of such provision, except by the same vote that would be required to amend pursuant to Article Tenth of this Amended and Restated Certificate of Incorporation.

                  TWELFTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  4. This Amended and Restated Certificate of Incorporation was approved by the shareholders of the Corporation at a meeting held on __________, 1997 and was duly adopted in accordance with the provisions of Sections 103 and 303 of Title 8 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed and attested by the undersigned, thereunto duly
authorized, this ____ day of    , 1997.

                                          Atlantic Gulf Communities Corporation



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                                            By:
                                               ------------------------
                                            Its:
                                                -----------------------


Attest:



--------------------------
Name
Title


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